Exhibit 10.8

TENTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH & DEVELOPMENT ALLIANCE ON

TRIEX MODULE TECHNOLOGY

This TENTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT FOR RESEARCH & DEVELOPMENT ALLIANCE ON TRIEX MODULE TECHNOLOGY (this “Tenth Amendment”) is effective as of March 31, 2017 (the “Effective Date”) and is by and between THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK (“FOUNDATION”), a non-profit educational corporation existing under the laws of the State of New York, having an office located at 257 Fuller Road, Albany, New York 12203, on behalf of the Colleges of Nanoscale Science and Engineering of the State University of New York Polytechnic Institute), and SILEVO, LLC (as successor in interest of SILEVO INC.) (“SILEVO”), a Delaware limited liability company with its principal office located at 47700 Kato Road, Fremont, California 94538. FOUNDATION and SILEVO are each referred to herein sometimes individually as a “Party” or, collectively, as “Parties.”

I.	RECITALS
1.1.

FOUNDATION and SILEVO entered into that certain Amended and Restated Agreement for Research & Development Alliance on Triex Module Technology effective as of September 2, 2014, as amended by a First Amendment thereto effective as of October 31, 2014, a Second Amendment thereto effective as of December 15, 2014, a Third Amendment thereto effective as of February 12, 2015, a Fourth Amendment thereto effective as of March 30, 2015, a Fifth Amendment thereto effective as of June 30, 2015, a Sixth Amendment thereto effective as of September 1, 2015, a Seventh Amendment thereto effective as of October 9, 2015, an Eighth Amendment thereto effective as of October 26, 2015 (the “Eighth Amendment”) and a Ninth Amendment thereto effective as of December 9, 2015 (as amended, the “Agreement”).

1.2.	FOUNDATION and SILEVO wish to amend the Agreement as more particularly set forth herein.

THEREFORE, in consideration of the mutual promises and covenants contained in this Tenth Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

II.	DEFINED TERMS
2.1	In addition to the terms defined elsewhere in this Tenth Amendment, capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

III.	AMENDMENTS
3.1	Scope Changes

(a)FOUNDATION and SILEVO shall use commercially reasonable best efforts to eliminate construction cost increases due to changes in the scope of the Manufacturing Facility. References in the Agreement to $400 Million (which was reduced to $348.1 Million in Amendment No. 8) with respect to FOUNDATION’s obligation to acquire Manufacturing Equipment will be reduced to $274,735,529 and instead, notwithstanding anything to the contrary in the Agreement (including references to $350 Million and $750 Million), FOUNDATION will pay for the items described in the summary attached hereto as Exhibit A, in addition to the contributions for which FOUNDATION is responsible under the Agreement. Notwithstanding the foregoing, in the event that the items described in Exhibit A of this Tenth Amendment (including those items included in Exhibit A to the Eighth Amendment) are completed for less than an aggregate of $125,264,471, then the FOUNDATION’s obligation to acquire Manufacturing Equipment shall be increased above $274,735,529 by any such amount.

(b)The last sentence of Section 3.1(a) of Amendment No. 8 is hereby deleted and replaced with the following: “SILEVO shall acquire a portion of the Manufacturing Equipment costing approximately $125,264,471, which equipment will be owned by SILEVO.”

(c)The following sentence is hereby added to the end of Section 5.1(c) of the Agreement: “Notwithstanding anything herein to the contrary, the FOUNDATION shall apply any unused portion of the FOUNDATION’s $274,735,529 commitment to acquire Manufacturing Equipment for the Manufacturing Facility (as such amount may be increased pursuant to the last sentence of Section 3.1(a) of this Tenth Amendment) as directed by SILEVO to (i) purchase additional Manufacturing Equipment for use at the Manufacturing Facility, (ii) install, test and commission Manufacturing Equipment at the Manufacturing Facility, (iii) make additions, modifications or improvements to the Manufacturing Facility, or (iv) take such other actions related to the condition of the Manufacturing Facility or Manufacturing Equipment as may be agreed upon by the Parties.”  Notwithstanding anything stated in this Section 3.1(c) to the contrary, any such application of the unused portion shall be consistent with any applicable Legal Requirements and shall be subject to the terms and conditions of the Grant Disbursement Agreement(s) between Fort Schuyler Management Corporation and Empire State Development.

IV.	MISCELLANEOUS

No amendment or modification of this Tenth Amendment shall be valid or binding upon the Parties unless in a writing executed by both of the Parties.  This Tenth Amendment, together with the Agreement, is the complete and exclusive statement of the agreement of the Parties in respect of the subject matter described in this Tenth Amendment and shall supersede all prior and contemporaneous agreements, communications, representations, and understandings, either oral or written, between the Parties or any officers, agents or representatives thereof.  This Tenth Amendment may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same Tenth Amendment.  Any signed copy of this Tenth Amendment made by photocopy, facsimile or PDF Adobe format shall be considered an original.  Except as amended and/or modified by this Tenth Amendment, the Agreement (including Section 19.3 thereof) is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this Tenth Amendment.  In the event of any conflict between the provisions of this Tenth Amendment and the provisions of the Agreement, the provisions of this Tenth Amendment shall prevail.  Whether or not specifically amended by this Tenth Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Tenth Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Tenth Amendment to be executed and delivered by their duly authorized representatives as of the Effective Date.

THE RESEARCH FOUNDATION FOR
THE STATE UNIVERSITY OF NEW YORK

By:	/s/ Paul C. Kelly
Name:	Paul C. Kelly
Title:	RF Operations Manager
Date:	April 10, 2017

SILEVO, LLC
By:	/s/ Peter Rive
Name:	Peter Rive
Title:	Vice President
Date:	April 4, 2017

Exhibit A
Silevo Requested Additional Scope Cost Breakdown (approved as of 11/18/16)

ITEM	SCTY Cost to be Absorbed by FSMC (USD)
Add Warehouse rack sprinklers	$768,000
Slab load increases	$2,816,000
Add compactor at Wafer Dock	$32,461
Add 1 CVD Crane	$416,000
Add 30 person break room	$320,000
LEED additional Design Fees	$79,480
Trailer parking increased to 60 trailers	$402,783
Add forklift charging stations	$70,000
Add full height walls at Mezzanine Scrubber rooms	$1,775,000
Chemical Loading Dock	$165,000
Extend corridor between CUB and Wafer warehouse	$910,000
Add Jib Crane	$54,194
Admixture for Moisture reduction/barrier or sealer where CRC coatings are required	$1,536,000
Electric car charging stations 2 units	$28,900
Add Fence at Yard Perimeter	$164,241
Add 30 office floor boxes	$21,000
CUB exterior wall changed to Versa wall system	$282,030
LED Light fixtures in Manuf.	$209,000
Chi Town	$10,934,000
Pre Action System at IT Rooms	$70,000
PVAC Credit	($642,000)
I&C Plant PAX	$601,000
Additional Conduit for Teledata Duct Bank	$7,923

TUM 3 ‐ Design Implementation	$31,594
Full Capacity/TUM 0 (50%)	$16,865,000
O/H Bridge Crane for PECVD	$1,613,674
WWT/Recycling	$12,400,000
SUBTOTAL 1 (Eighth Amendment)	$51,931,280

Fireproofing Manuf Roof Steel	$7,000,000
Secondary Entrance and Ring Road ‐ design fees only	$24,553
Ins. Carrier Premium ‐ Add. Fire protection‐ Design Fees/Committed Costs ‐	$34,098
Noise Study ‐	$24,172
Add Spare Conduit at Substation	$8,629
Add Jib Crane ‐ Design Fees	$26,843
Insurance Carrier premium‐	$8,848
TUM1/ 2 Revisions (ROME)/ Increased Sanitary/ Truck Off load/ Additional Eqpt pads	$38,677,123
Revise Gate Location due to deletion of Guard Shack	($13,706)
Add Bypass Isolation Transfer Switch	$313,538
Chemical Loading Dock Grade Beam	$376,681

Exhibit A
Silevo Requested Additional Scope Cost Breakdown (approved as of 11/18/16)

Guard Station ‐Design Fees/ committed costs ‐	$27,617
IPS Tool Water Resource Change	$65,248
Logistics and Second Entrance Traffic Analysis	$13,991
MES Cable Tray	$1,233,329
Teledata/ Security/ Card Access/Camera Infrastructure ‐	$3,072,467
CUB Data Center Committed Costs ‐ M+W Design Fees	$20,708
Added Bulk Gas Scope ‐ Praxair	$599,737
Delete Inter Rack Sprinklers	($758,444)
BCDS Additional Scope‐ Mixers at Day Tanks	$32,295
Epoxy in lieu of Sealer‐ Area 3	$279,249
Sealing of Fireproofing ‐	$10,781,250
Epoxy in lieu of Sealer‐ Area 1 and 2	$352,688
Epoxy in lieu of Sealer‐ Area 4	$511,755
Clean Texture/ HF Dip Tool Layout Changes (Berm and CRC Revisions)	$9,768
Larger OH Doors for Tool Access	$12,178
LSS ‐ Facilities & Tool Interfaces to FMS Design	$27,778
BCDS TBV #2 Relocation from Gridline N2 to N4 in Manufacturing Facility due to Tool relocations	$4,579
Ammonia Collection ‐ placeholder	$19,536
I&C Plant PAX Facilities Controls Rationalization (In Addition to 601k)	$769,763
Teledata/ Security Design Fees ‐ EYP	$44,273
CUB Data Center Committed Design Fees ‐ EYP	$12,221
O2 System in Inert Gas Room ‐ O2 System to be monitored by HPM System‐ Design Fees	$1,221
Tool Layout Change Progressive Build ‐ Priority 3 PB 4 Extend Exhaust to Clean Tex Tool 208 ‐ ROM	$19,708
Tool Layout Change‐ Priority 1 PB 5 Relocate and Modify Exhaust Ductwork and POCs to CLN 209 and 210	$87,111
Tool Layout Change‐ Progressive Build ‐ Priority 1 PB 9 Extend and modify exhaust to ECP Tools ‐ ROM	$56,306
Tool Layout Change ‐ Progressive Build‐ PB 43 Relocate Base Build Exhaust to ECP/ ISO Edge Tools ‐ ROM	$32,977
Tool Layout Change ‐ Progressive Build‐ PB 41 Remove and relocate existing exhaust ductwork for Clean Tex Tools CLN 201, 202, 203 and 204 ‐ ROM	$55,677
Tool Layout Change ‐ Priority 1 PB 6 Relocate Exhaust to PECVD Tool 214 ‐ ROM	$15,567
Safety Showers and infrastructure additional over the BOD as required for Tool Install scope	$661,773
Provide N2 Purifier	$594,240
Thiourea Collection ‐ placeholder	$744,837
Additional Cameras and Security Requirements ‐ Design	$29,429
Larger Overhead Doors‐ Design Fees ‐ EYP	$10,990
Gown Room modifications at Module Assembly and Cell ‐ M+W Design Fees	$18,454
Tool Layout Change ‐ Formerly Progressive Build Priority 1 ‐ PB42 Remove & Relocate Exhaust to CLN 205, 206, 207, 208	$81,908
Tool Utility Matrix Update‐ (TUM 4) ‐ M+W Design Fees	$38,481

Exhibit A
Silevo Requested Additional Scope Cost Breakdown (approved as of 11/18/16)

Office Painting Revisions‐ Reception and Cafeteria	$2,208
Ammonia/ Thirourea Splitter Boxes‐ added to Base build scope of work to facilitate Ammonia and Thirourea Treatment systems	$32,990
Extend Power and Data to Office Desks. Office furniture provided by SCTY did include prewired panels	$69,624
Conference Room Marker boards‐ Level 5 Finish and Marker board Paint	$16,273
O2 System in Inert Gas Room ‐ O2 System to be monitored by HPM System ‐ Construction	$19,576
Provide added Door in Vestibule ‐ Construction Placeholder	$6,640
Add Data for IPADs at Office Conference Rooms for SCTY Corporate standard	$18,851
H2 Over Pressure Protection‐ Construction Costs	$24,111
TUM 3A Specification and Baseline Monitoring Report Update‐ M+W Design	$19,312
Overhead doors in Manufacturing Area ‐ M+W Design	$9,584
Photo Ceiling Repairs due to Design Development in coordinating Progressive build MES Cable Tray	$16,355
Progressive Build Base Build Scope ‐ PB 2 increase to accommodate Tool Alignment‐ Relocate laterals Ar/ Ar/O2 blend from GL 15 to GL 11 and H2/N2 & GN2 from GL24 to GL 25. ( Note: H2/ N@ and GN2 is currently on hold pending direction from SCTY) ‐ placeholder	$60,000
Progressive Build‐ BB Scope increase to accommodate Tool alignment‐ Priority 1 Design ‐ PB 2, 5,6,9,10,11,12,13,14,15,16,27,34,35,36	$72,498
Progressive Build‐ BB Scope increase to accommodate Tool alignment‐ Priority 2 & 3 Design ‐ PB4, PB8, PB14, PB19, PB20, PB21, PB22, PB23, PB24, PB25, PB26, PB28, PB 29, PB30, PB331, PB32, PB33, PB34, PB37, PB38 and PB14b. The scope of work for these items is identified in the attached M+W PCOs 128, 141 thru154, and 133, 155 , 156 and 158.	$177,201
Progressive Build‐ BB Scope increase to accommodate Tool alignment‐ Priority 1 Construction ‐ PB 12, PB 13, PB 14, PB14a, PB 14b, PB 15 and PB 16.	$121,881
Progressive Build‐ Priority 1 PB14A Align PCW lateral ‐ Design Fees	$3,510
Progressive Build ‐ Priority 1 PB 11 Relocate DIW laterals to PVD Tools	$153,778
Progressive Build ‐ Priority 1 PB 10 Relocate and modify DIW lateral to HF Dip Tools ‐ ROM	$177,076
Tool Install ‐ formerly Progressive Build ‐ Priority 1 PB 34 and 35 Drains ‐ ROM ‐ Partial Release of Long Lead Materials	$4,977,000
Tool Install ‐ formerly Progressive Build ‐ Priority 1 PB 34 and 35 Drains ‐ ROM ‐ Option 1 Fabricate and Install North side	$‐
Tool Install Progressive Build ‐ Priority 1 PB 27 Extend DIW to CLN Tools ‐ ROM ‐	$1,059,969
Progressive Build ‐ Priority 1 PB 27 Modify DIW to CLN Tools ‐ ROM ‐	($10,873)
Tool Install Progressive Build ‐ Priority 1 PB 36 Photo Drains & Sleeves thru Photo ceiling‐ ROM	$398,160

Exhibit A
Silevo Requested Additional Scope Cost Breakdown (approved as of 11/18/16)

Progressive Build‐ Priority 3 Design Credit‐ Credit for unused Design hours for PB3, 19, 20, 21 ,22, 23, 24, 25, 26, 28, 29, 37, and 38 associated with M+W PCO 179	($150,339)
Tool Install Progressive Build ‐ Priority 1 PB 28 Photo Drains & Sleeves thru Photo ceiling‐ Credit for Unused Scope	($391,220)
Office Interiors	$834,499
Thirourea Collection System ‐ Reduced Scope of Work	($125,311)
CAL 149 Summary for the following CALs‐ CAL 63.1 IT Backbone SCTY Scope, CAL 85R1.1 Modifications to Gown Room, CAL 145 Bridge Crane Stops, CAL 146 Change Locksets Office Bathrooms 130 and 131, CAL Start, Test Commission Scope Deletion, CAL 148 Additional Electrical Circuits for Office Furniture	($418,165)
SUBTOTAL 2 (Post Amendment 8)	$73,333,191

TOTAL SPEND	$125,264,471